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                                                                    Exhibit 10.5

                                     WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT OT AN EFFECTIVE REGISTRATION OR AN EXEMPTION SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE 1933 ACT AND THE APPLICABLE SECURITIES LAW OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT.

NO.: __                                                        Right to Purchase
                                                             Preferred Shares of
                                                                 Inhibitex, Inc.

                                 INHIBITEX, INC.

                              Amended and Restated
                        Preferred Shares Purchase Warrant
                                  (Bridge Loan)

         Inhibitex, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, ____________________________ (the "Holder"), or its successors or registered assigns, is entitled, subject to the terms set forth below, to purchase form the Company, commencing on the Exercise Date (as hereinafter defined) and thereafter, at any time or from time to time before 5:00 p.m., Atlanta, Georgia time, on the Expiration Date (as hereinafter defined), that number of fully paid and nonassessable Preferred Shares (as hereinafter defined) as is equal to the Warrant Number (as hereinafter defined), at a purchase price per share as is equal to the Purchase Price (as hereinafter defined). The number of such Preferred Shares and the Purchase Price are subject to adjustment as provided in this Warrant.

         This Warrant is issued pursuant to that certain Loan Agreement dated as of March 31, 1999, as amended by that certain Amended and Restated Loan Agreement (the "Loan Agreement"), dated as of March 31, 2000, by and among the Company and the lenders named therein, a copy of which is on file at the principal office of the Company (the "Original Warrant"). This Warrant is one of several warrants (the "Purchaser Warrants") representing the right to purchase Preferred Shares issuable pursuant to and contemplated by the Loan Agreement and replaces in its entirety the Original Warrant.

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         As used herein the following terms, unless the context otherwise requires, have the respective meanings set forth below:

         (a) The term "Company" shall include Inhibitex, Inc., a Delaware corporation, and any corporation that shall succeed to or assume the obligations of Inhibitex, Inc. hereunder.

         (b) The term "Preferred Shares" means the Company's Series B Convertible Preferred Stock, and any other securities into which or for which any of the securities may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Purchase Price" shall mean, subject to adjustment pursuant to Section 5 hereof, $1.50 a share.

         (d) The term "Outstanding Principal Amount" shall mean the maximum aggregate principal amount then outstanding of one or more Notes (the "Notes") from the Company to the Holder and the other holder of the Notes and issued pursuant to the Loan Agreement.

         (e) The Term "Warrant Number" shall mean that number of the Company's Preferred Shares equal to the quotient of fifteen percent of the amount loaned to the Company by Holder divided by the applicable Purchase Price.

         1. Term. This Warrant is exercisable, in whole or in part, at any time and from time to time commencing on the earlier of (i) the consolidation or merger of the Company or a sale of all or substantially all of the capital shares or assets of the Company, or (ii) December 31, 1999 (such date referred to as the "Exercise Date") and prior to the Expiration Date (as hereinafter defined). This Warrant shall expire and be of no further force and effect upon the earlier to occur of (x) the time when it has been exercised with respect to all Preferred Shares which the Holder is or may become entitled to purchase hereunder or (y) 5:00 p.m., Atlanta, Georgia time on January 1, 2005 (the "Expiration Date").

         2. Exercise of Warrant. The purchase rights represented by this Warrant may be exercised by the Holder as provided in Section 1 in whole or in part by the surrender of this Warrant to the Company at its principal office in Alpharetta, Georgia, along with a written notice stating that the Holder intends to purchase all or a specified number of Preferred Shares pursuant to this Warrant and specifying the name or names in which the Holder wishes the certificate or certificates for the Preferred Shares to be issued, and together with payment of the Purchase Price for the shares then purchased. Such payment shall be made, at the option of the Holder, by certified or official bank check payable to the order of the Company in same day funds or by wire transfer of same day funds to an account designated by the Company for such purpose. At the option of the Holder, the Holder may, as payment of the Purchase Price for the Preferred Shares then purchased, elect to receive a number of Preferred Shares equal to the number of Preferred Shares then purchased, less a number of Preferred Shares then having a fair market value equal to the Purchase Price of the Preferred Shares then purchased or may elect to deliver

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shares of the Company's Common stock acquired upon any conversion of shares of the Company's preferred stock having a fair market value equal to the Purchase Price of the Preferred Shares then purchased. If the number of Preferred Shares then purchased is less than the total number of Preferred Shares then issuable upon exercise of this Warrant, the Company shall cancel this Warrant upon surrender and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares issuable upon the exercise of this Warrant (provided, that if only a fractional share remains unexercised, the Company shall make a cash payment therefor in lieu of issuing a new Warrant). As promptly as practicable after such surrender of this Warrant, the Company shall issue and deliver to the Holder, at the address appearing in the books of the Company or otherwise designated by Holder, a certificate or certificates for the applicable number of Preferred Shares. Certificates representing Preferred Shares purchased pursuant to this Warrant shall bear restrictive legends substantially similar to those at the head of this Warrant and as required by the Loan Agreement, or such other restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law.

         3. Reservation of Shares; Validity of Issuance. The Company covenants and agrees that it shall reserve for issuance as of the Exercise Date of this Warrant and keep available out of its authorized but unissued Preferred Shares, free from preemptive rights, such number of Preferred Shares for which this Warrant shall from time to time be exercisable. The Company represents and warrants that all shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and be free form all taxes, liens and charges in respect of their issuance.

         4. Merger, Consolidation or Sale of Assets. In the event of any capital reorganization or any consolidation or merger of the Company with or into another person (each, a "Reorganization"), the Holder shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Preferred Shares of the Company then purchasable and receivable upon the exercise of the rights represented by this Warrant, the kind and number of shares of stock, securities or other property (including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger, to which the holder of the number of outstanding Preferred Shares equal to the number of shares of such stock then purchasable and receivable upon the exercise of the rights represented by this Warrant immediately prior to such Reorganization would have been entitled to receive with application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions herein set forth shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Reorganization unless prior to or simultaneously with the consummation of such Reorganization the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and delivered to the Holder at the address of the Holder appearing in the books of the Company, the obligation to deliver to the Holder such shares, securities or property as, in accordance with the provisions of this Section 4, the Holder may be entitled to purchase. The provisions of this Section 4 shall similarly apply to successive Reorganizations.

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         5.       Adjustments for Stock Splits and Combinations. If outstanding
Preferred Shares shall be subdivided into a greater number of shares, or a dividend in Preferred Shares or other securities of the Corporation convertible or exchangeable into Preferred Shares (in which latter event the number of Preferred Shares issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Preferred Shares, the number of Preferred Shares which may be acquired by the Holder upon the exercise of this Warrant shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and conversely, if the outstanding Preferred Shares shall be combined into s smaller number of shares, the number of Preferred Shares which may be acquired by the Holder upon the exercise of this Warrant shall, simultaneously with the effectiveness of such combination, be proportionately reduced.

         6.       Notice of Certain Events. If at any time:

                  (i) the Company shall declare or pay and dividend or make any distribution to the holders of its Preferred Shares:

                  (ii) the Company shall offer for subscription pro rata to the holders of its Preferred Shares any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of the above cases, the Company shall given written notice, by first class mail, postage prepaid, or overnight delivery, addressed to the Holder at the address of the Holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Preferred Shares of record shall participate in said dividend, distribution or subscription rights, or shall be entitled to exchange their Preferred Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given not less than 30 days prior to the record date or the date on which the transfer books of the Company are closed in respect to such record date or prior to the action in question. Any notices given pursuant to this Section 6 shall be effective and deemed received upon the date of actual receipt or upon the fifth calendar day subsequent to deposit in the United States mail (or other comparable mail system), whichever is earlier.

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         7.       No Impairment. The Company will not, by amendment of its
Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or dale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 through 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         8. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company, and no dividend or interest shall be payable or accrue in respect of this Warrant or the interest represented by or the shares purchasable under this Warrant until and unless, and except to the extent that, this Warrant shall be exercised.

         9. Stock Certificates. The issuance of stock certificates upon the exercise of this Warrant shall be made without charge to the Holder for any tax (other than taxes attributable to any difference between the fair market value and the exercise price of this Warrant on the date of the exercise of this Warrant or transfer taxes resulting from issuance of stock certificates to a person other than the Holder) in respect of the issuance of such stock. The Holder shall for all purpose be deemed to have become the holder of record of the shares issued upon exercise of this Warrant on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of the certificate for such shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, the Holder shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         10. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in case of loss, theft or destruction, upon the agreement of the Holder to indemnify the Company, or in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         11. Applicable Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to its principles of conflicts of laws.

         IN WITNESS WEREOF, the Company's duly authorized officer has executed this Warrant to be effective as of the ___ day of _______, _____.

                                           INHIBITEX, INC.

                                           By: ___________________
                                           William D. Johnston
                                           President and Chief Executive Officer

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